Exhibit (23)(p)(2)(i)

                             LEE FINANCIAL GROUP
                          FIRST PACIFIC SECURITIES, INC.

                               CODE OF ETHICS

                                 ATTACHMENT A
                           Effective:  July 27, 2000
                           Amended:  January 2, 2006

List of Access Persons
Andrea Chan - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Senior Wealth Manager
Travis Kikuchi - Wealth Manager
Jean Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Nora Simpson - Vice President, CCO, CFO
Costas Theocharidis - Senior Wealth Manager

List of Investment Personnel
Andrea Chan - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Senior Wealth Manager
Travis Kikuchi - Wealth Manager
Jean Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Nora Simpson - Vice President, CCO, CFO
Costas Theocharidis - Senior Wealth Manager



Review Officer
Nora Simpson - Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Director